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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-63001) of our reports dated March 24, 1999, except as to the reverse stock split described in Note 12 which is as of July 12, 1999, relating to the financial statements and financial statement schedule, which appear in Splitrock Services, Inc.'s Registration Statement on Form S-1 (No. 333-79909), as amended. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2000